EXHIBIT 23.01
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

Form	Registration Number	Description
S-8	33-44667	1991 Stock Option Plan
33-89400
S-8	33-44666	1991 Directors’ Stock Option Plan
S-8	33-41423	1991 Employee Stock Purchase and Dividend Reinvestment Plan
333-05755
333-147333
S-8	333-56336	State Auto Insurance Companies Retirement Savings Plan
S-8	333-43882	2000 Directors’ Stock Option Plan
S-8	333-43880	2000 Stock Option Plan
S-3	333-14849	Monthly Stock Purchase Plan for Independent Agents
S-3	333-90529	1998 State Auto Agents’ Stock Option Plan
S-8	333-127172	2005 Outside Directors Restricted Share Unit Plan
S-8	333-165364	State Auto Financial Corporation 2009 Equity Incentive Compensation Plan
333-192158
S-8	333-165366	State Auto Property & Casualty Insurance Company Amended and Restated Incentive Deferred Compensation Plan
333-170568
S-8	333-170564	State Auto Insurance Companies Amended and Restated Directors Deferred Compensation Plan
of our reports dated March 3, 2015, with respect to the consolidated financial statements and schedules of State Auto Financial Corporation and subsidiaries and the effectiveness of internal control over financial reporting of State Auto Financial Corporation and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP
Columbus, Ohio
March 3, 2015